                                                                    EXHIBIT 23.3

                     CONSENT OF KANE REECE ASSOCIATES, INC.

            We hereby consent to the use of our name and the  description of our opinion letter,  dated September 8, 2003, under the captions  "SUMMARY--Fairness
Opinion," "THE  CONSOLIDATION--Opinion of Kane Reece Associates,  Inc." and "THE
CONSOLIDATION    AGREEMENT--Conditions    to   Closing"   in   the   Information
Statement/Prospectus    of   Empire    Resorts,    Inc.,    which    Information
Statement/Prospectus is part of Amendment No. 2 to the Registration Statement on
Form S-4 of Empire Resorts, Inc. (File No. 333-109146) filed with the Securities and Exchange Commission on December 1, 2003.

                                       /s/ Kane Reece Associates, Inc.
                                       --------------------------------------
                                       December 1, 2003
                                       Westfield, New Jersey